UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 30, 2011

Manhattan Bridge Capital, Inc.
(Exact Name of Registrant as Specified in Charter)

New York	000-25991	11-3474831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Cutter Mill Road, Great Neck, NY	11021
(Address of Principal Executive Offices)	(Zip Code)

(516) 444-3400
(Registrant’s telephone number, including area code)

192 Lexington Avenue, New York, NY 10016
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

This Current Report on Form 8-K is filed by Manhattan Bridge Capital, Inc. (the “Registrant”), in connection with the item set forth below.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective as of June 30, 2011 (the “Effective Date”), the Board of Directors of the Registrant, elected Vanessa Kao to the positions of Chief Financial Officer, Vice President, Treasurer and Secretary of the Registrant.  Ms. Kao replaces Inbar Evron-Yogev in those positions.  On the Effective Date, Ms. Evron-Yogev resigned from those positions to pursue other career opportunities.

The principal occupation and brief summary of Ms. Kao’s background is as follows:

Vanessa Kao, age 33, rejoined the Registrant on June 30, 2011 as Chief Financial Officer, Vice President, Treasurer and Secretary.  Previously, from July 2004 through April 2006, she served as the Assistant Chief Financial Officer of the Registrant until she joined DAG Jewish Directories, Inc. in April 2006.  Since April 2006, she has been the Chief Financial Officer of DAG Jewish Directories, Inc.  Ms. Kao holds a M.B.A. in Finance and MIS/E-Commerce from the University of Missouri and a Bachelor degree of Business Administration in Finance from the National Taipei University in Taiwan.

No family relationship exists between Ms. Kao and any director or executive officer of the Registrant.

Item 9.01: Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description
99.1	Press release, dated June 30, 2011, announcing Ms. Evron-Yogev’s resignation

* * * * * *

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANHATTAN BRIDGE CAPITAL, INC.

Dated: June 30, 2011	By: /s/ Assaf Ran
Name: Assaf Ran
Title: President and Chief Executive Officer